Exhibit 99.1
Crescent Energy to Acquire Eagle Ford Assets from Devon Energy,
Solidifying Crescent’s World-Class Position in the Basin
High-margin, oil-weighted production and significant Tier 1 inventory adjacent to existing operations
Attractive acquisition returns and meaningful accretion across all key metrics
Devon-owned minerals add significant scale and increased operatorship to Crescent Royalties
HOUSTON, October 8, 2026 – Crescent Energy Company (NYSE: CRGY) (“Crescent” or the “Company”) today announced that it has entered into a definitive agreement to acquire Eagle Ford assets from Devon Energy for an estimated net purchase price of approximately $3.85 billion(1) (the “Transaction”). The Transaction solidifies Crescent’s world-class Eagle Ford position, adding Tier 1 inventory and meaningful scale directly adjacent to its existing operations. The acquired assets will be managed with Crescent’s consistent strategy focused on free cash flow, disciplined capital allocation and attractive returns. The Transaction is expected to close in the fourth quarter of 2026 or early 2027, subject to customary closing conditions.
The acquired assets include approximately 68 Mboe/d of net production(2) and more than 600 Tier 1 net locations normalized to 10,000 feet. Crescent’s longstanding minerals ownership across the acquired assets, nearby operations and deep technical knowledge provide differentiated insight and conviction in the assets.
The Transaction Offers Compelling Value for All Shareholders:
–Solidifies Crescent’s World-Class Eagle Ford Position – Significant Tier 1 inventory in the Karnes Trough that immediately competes for capital; assets directly adjacent to Crescent’s existing operations further enhance Crescent’s basin-leading position and build on its established operating and minerals footprint.
–Compelling Returns and Accretion – Strong investment returns, in-line with Crescent’s consistent underwriting criteria and meaningful accretion across all key metrics, including CFFO, FCF and NAV.
–Accelerates Crescent’s Value Creation – Higher quality inventory, improved capital efficiency and increased margins enhance free cash flow generation. Applying Crescent’s proven “buy assets and make them better” operating playbook, with approximately $140 million in annual synergies identified across D&C, LOE and marketing.
–Transforms Market-Leading Royalties Platform – Devon-owned minerals strengthen Crescent Royalties through greater scale, increased operatorship and enhanced development visibility.
–Maintains Strong Balance Sheet and Progress Toward Investment Grade – Balanced financing structure, greater scale and strong free cash flow generation support debt reduction and continued progress toward an investment-grade credit profile.
“This acquisition represents a significant step forward for Crescent, adding high-quality assets at an attractive valuation in the heart of one of our core operating areas,” said David Rockecharlie, Chief Executive Officer of Crescent Energy. “We know these assets exceptionally well through our longstanding minerals ownership and nearby operations, and see meaningful opportunity to make them even better. The transaction solidifies Crescent’s world-class Eagle Ford position and creates significant additional value creation opportunities through our proven operating strategy.”

Transaction Financing

Crescent has obtained commitments for certain debt financing options from JPMorgan Chase Bank, N.A. and RBC Capital Markets, LLC in connection with this transaction. KKR Capital Markets also advised on the financing. The Company intends to fund the transaction consideration through a combination of cash on hand, and, as appropriate, based on market conditions, a balanced mix of debt and equity. There can be no guarantee that additional financing will be available on terms satisfactory to the Company or at all.
Advisors
Crescent’s financial advisors in connection with the acquisition are Jefferies LLC and J.P. Morgan Securities LLC. Crescent’s counsel is Latham & Watkins LLP and Vinson & Elkins LLP. RBC Capital Markets, LLC served as financial advisor to Devon Energy, and Kirkland & Ellis LLP served as legal counsel.
Conference Call Details
Crescent plans to host a conference call and webcast at 7:00 a.m. Central Time / 8:00 a.m. Eastern Time on October 8, 2026. Complete details are below.
Date: Thursday, October 8, 2026
Time: 7:00 a.m. CT (8:00 a.m. ET)
Conference Dial-In: 833-461-5787 / 585-542-9983 (Domestic / International)
Meeting ID: 542 556 661
Webcast Link: www.crescentenergyco.com
An investor presentation regarding the transaction can be found at www.crescentenergyco.com. A webcast replay will be available on the website following the call.
About Crescent Energy Company
Crescent is a differentiated energy company committed to delivering value through a disciplined, returns-driven growth through acquisition strategy and consistent return of capital. Our long-life, balanced portfolio combines significant cash flow from stable production with deep, high-quality development inventory. Our activities are focused in the Eagle Ford, Permian and Uinta Basins, and we own minerals and royalty interests across premier U.S. oil and natural gas basins, primarily operated by large, well-capitalized companies, with a core focus in the Eagle Ford. For additional information, please visit www.crescentenergyco.com.
Forward-Looking Statements and Cautionary Statements
The foregoing contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, included in this communication that address activities, events or developments that Crescent expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “may,” “foresee,” “plan,” “will,” “guidance,” “look,” “outlook,” “goal,” “future,” “assume,” “forecast,” “build,” “focus,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the Transaction, the expected timing of completion of the Transaction, pro forma descriptions of the combined company and its operations, integration and transition plans, synergies, opportunities and anticipated future performance and anticipated financing plans relating to the Transaction. There are a number of risks and uncertainties that could cause actual

Classification: Limited

results to differ materially from the forward-looking statements included in this communication. These include the expected timing and likelihood of completion of the Transaction, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction, the ability to successfully integrate the businesses, the availability of financing relating to the purchase price of the Transaction on terms satisfactory to the Company or at all, the risk that the parties may not be able to satisfy the conditions to the Transaction in a timely manner or at all, risks related to disruption of management time from ongoing business operations due to the Transaction, the risk that any announcements relating to the Transaction could have adverse effects on the market price of Crescent’s common stock, the risk that problems may arise in successfully integrating the assets, which may result in the combined company not operating as effectively and efficiently as expected, the risk that the combined company may be unable to achieve synergies or it may take longer than expected to achieve those synergies and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Crescent’s control, including those detailed in Crescent’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that are available on its website at www.crescentenergyco.com and on the SEC’s website at http://www.sec.gov. The Company does not give any assurance (1) that it will achieve its expectations or (2) as to any business strategies, earnings or revenue trends or future financial results. All forward-looking statements are based on assumptions that Crescent believes to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made and Crescent undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
Crescent Energy Investor Relations Contact
IR@crescentenergyco.com
Crescent Energy Media Contact
Media@crescentenergyco.com
(1)Net purchase price is defined as headline purchase price less estimated purchase price adjustments, including, among other things, allocations of certain revenues and expenses based on a July 1, 2026 effective date.
(2)Represents July 2026 net production from internal forecast.
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Classification: Limited